As filed with the Securities and Exchange Commission on November 30, 2001
                                                  Registration No. 333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          -----------------------

               FORM F-3                               FORM S-3
        REGISTRATION STATEMENT                 REGISTRATION STATEMENT
                 Under                                 Under
      THE SECURITIES ACT OF 1933             THE SECURITIES ACT OF 1933
        -----------------------               -----------------------
          ABN AMRO BANK N.V.                    LaSalle Funding LLC
       (Exact name of registrant             (Exact name of registrant
     as specified in its charter)           as specified in its charter)

 The Netherlands        Not Applicable         Delaware          Not Applicable
(State or other       (I.R.S. Employer     (State or other     (I.R.S. Employer
jurisdiction of         Identification     jurisdiction of     Identification
incorporation               Number)        incorporation          Number
or organization)                           or organization
            ----------------                         ----------------
          Gustav Mahlerlaan 10,                  135 South LaSalle Street
           1082 PP Amsterdam                     Chicago, Illinois 60674
           The Netherlands                            (312) 372-8400
           (31-20) 628 9393                     (Address and telephone number
    (Address and telephone number                 of registrant's principal
      of registrant's principal                      executive offices)
         executive offices)

                          -----------------------
                        Willie J. Miller, Jr., Esq.
                        ABN AMRO North America, Inc.
              Chief Legal Officer and Executive Vice President
                          135 South LaSalle Street
                          Chicago, Illinois 60674
                               (312) 904-2018
         (Name, address and telephone number of agent for service)
                          -----------------------

                                 Copies To:
           Edward S. Best                                Steven R. Finley
        Mayer, Brown & Platt                       Gibson, Dunn & Crutcher LLP
      190 South LaSalle Street                           200 Park Avenue
       Chicago, Illinois 60603                       New York, New York 10166
           (312) 782-0600                                 (212) 351-4000
                          -----------------------

         Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


===============================================================================
                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                     Proposed         Proposed
                                      Maximum          Maximum
  Title of Each       Amount         Aggregate        Aggregate      Amount of
Class of Securities    to be       Offering Price     Offering     Registration
 to be Registered     Registered     Per Unit(1)        Price           Fee
-------------------------------------------------------------------------------
Debt securities of $2,500,000,000(2)(3)  100%            100%        $597,500
LaSalle Funding
LLC...........
-------------------------------------------------------------------------------
Guarantees of
ABN AMRO BANK                                                            (4)
N.V......................
===============================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The aggregate principal amount of the debt securities to be issued may be increased, if any debt securities are issued at an original issue discount, by an amount such that the net proceeds to be received by LaSalle Funding LLC shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from LaSalle Funding LLC.
(3) This Registration Statement also relates to offers and sales of debt securities in connection with market-making transactions by and through affiliates of the registrant, including ABN AMRO Financial Services, Inc..
(4) No separate consideration will be received for the guarantees. Accordingly, no additional registration fee is required. Under Rule 457(n), no fee is payable with respect to the Guarantees.

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               Subject to Completion, dated November 30, 2001


PRELIMINARY PROSPECTUS

                               $2,500,000,000

                            LASALLE FUNDING LLC
              (Formed under the laws of the State of Delaware)

                              Debt Securities
                  fully and unconditionally guaranteed by

                             ABN AMRO BANK N.V.
           (Incorporated with limited liability under the laws of
             The Netherlands with corporate seat in Amsterdam)



         LaSalle Funding LLC, which is referred to in this prospectus as LaSalle Funding, may offer from time to time up to $2,500,000,000 of its debt securities. ABN AMRO BANK N.V., which is referred to in this prospectus as the Bank, will unconditionally guarantee the principal and interest on any of the debt securities which LaSalle Funding issues. The debt securities and the guarantees collectively are referred to as the securities. This prospectus describes the general terms of these debt securities, the Bank's guaranty and the general manner in which the securities will be offered. The specific terms of any securities will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered.

         This prospectus may not be used to sell the securities unless it is accompanied by a prospectus supplement. There may be a further supplement, known as a pricing supplement, which would contain the precise terms of a series of debt securities being offered.

         These securities are unsecured and are not savings accounts, deposits or other similar obligations of a bank. The securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         This prospectus and the applicable prospectus supplement will also be used in connection with market-making transactions by ABN AMRO Financial Services, Inc. and other affiliates of ours who may make a market in the securities.
                          --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is , 2001

                             TABLE OF CONTENTS

About This Prospectus..........................................................
Where You Can Find More Information............................................
ABN AMRO BANK N.V..............................................................
LaSalle Funding LLC............................................................
Use of Proceeds................................................................
Consolidated Ratios of Earnings to Fixed Charges...............................
Description of Debt Securities and Guarantees..................................
Plan of Distribution...........................................................
Legal Matters..................................................................
Experts........................................................................
ERISA Matters for Pension Plans and Insurance Companies........................


                           ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement that the Bank and LaSalle Funding filed with the Securities and Exchange Commission (the "SEC ") utilizing a "shelf" registration process. Under this shelf process, LaSalle Funding, may, from time to time, sell the debt securities described in the prospectus in one or more offerings up to a total dollar amount of $2,500,000,000.

         This prospectus provides you with a general description of the debt securities LaSalle Funding may offer and of the Bank's guaranty of these debt securities. Each time LaSalle Funding sells securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

         Following the initial distribution of an offering of securities, ABN AMRO Financial Services, Inc. and other affiliates of the Bank may offer and sell those securities in the course of their businesses as broker-dealers acting either as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

         The terms the "Bank" refers to ABN AMRO Bank N.V. The term "LaSalle Funding" refers to LaSalle Funding LLC. The terms "we," "us" and "our" refer to the Bank and LaSalle Funding collectively.

                 WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The Bank's parent corporation, ABN AMRO Holding N.V., which is referred to in this prospectus as ABN AMRO Holding, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Bank and ABN AMRO Holding file reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding the Bank and ABN AMRO Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information the Bank and ABN AMRO Holding have filed with the SEC by reference to file numbers 1-14624 and 5-52647.

         This prospectus is part of a registration statement that the Bank and LaSalle Funding filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on the Bank, LaSalle Funding and the securities we are offering. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or that the Bank or ABN AMRO Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         The SEC allows us to incorporate by reference much of the information the Bank or ABN AMRO Holding file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below which we have already filed and any future filings by the Bank or ABN AMRO Holding with the SEC (including any Reports on Form 6-K the Bank or ABN AMRO Holding subsequently files with the SEC and specifically incorporate by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until completion of the offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

o the Annual Report on Form 20-F of ABN AMRO Holding and the Bank for the year ended December 31, 2000; and

o the Reports on Form 6-K dated February 16, 2001, February 23, 2001, May 16, 2001, August 17, 2001 and September 28, 2001of the Bank and ABN AMRO Holding.

         You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning the Bank at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Gustav Mahlerlaan 10, P.O. Box 283, 1000 EA Amsterdam, The Netherlands (Telephone: (31-20) 6 28 78 35).

         There are no separate financial statements of LaSalle Funding in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of LaSalle Funding because:

         o the Bank is a reporting company under the Exchange Act and will directly or indirectly own all of the membership interests of LaSalle Funding;

         o LaSalle Funding does not have any independent operations and does not propose to engage in any activity other than issuing debt securities and investing the proceeds in debt securities issued by its affiliates; and

         o LaSalle Funding's obligations under the debt securities will be fully and unconditionally guaranteed by the Bank.

         LaSalle Funding is not currently subject to, and subsequent to the effectiveness of the registration statement that contains this prospectus will be exempt from, the information reporting requirements of the Exchange Act.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

              The following table sets forth the Bank's consolidated ratios of earnings to fixed charges for the periods indicated.

                             Six Months Ended
                                 June 30,               Year ended December 31,
                                 --------              ------------------------
                             2001    2000    2000    1999   1998   1997    1996
                             ----    ----    ----    ----   ----   ----    ----
Excluding Interest on
Deposits(1)                  1.81    2.04    1.94    2.09   1.96   1.88    1.94
Including Interest on
Deposits(1)                  1.15    1.20    1.17    1.21   1.16   1.18    1.18
---------------
(1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference in this prospectus.


                              USE OF PROCEEDS

         LaSalle Funding will use the net proceeds from the sale of the debt securities to provide funds to LaSalle Bank, National Association, an indirect, wholly owned subsidiary of the Bank, and its affiliates.

         LaSalle Funding will invest in or loan to LaSalle Bank, National Association, which we refer to in this prospectus as LaSalle Bank, or one or more of its affiliates at least 85% of the net proceeds raised by LaSalle Funding from the debt securities sold under this prospectus and the applicable prospectus supplements as soon as practicable after receipt, but in no event later than six months after LaSalle Funding receives such net proceeds. In the meantime, LaSalle Funding will invest any funds held by it only in securities permitted by Rule 3a-5(a)(6) under the Investment Company Act of 1940, as amended.


                             ABN AMRO BANK N.V.

         ABN AMRO Holding N.V. ("Holding") is incorporated under The Netherlands law by deed of 30 May 1990 as the holding company of the Bank.. Holding's main purpose is to own the Bank and its subsidiaries. Holding owns 100 per cent. of the shares of the Bank and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V.. The Bank traces its origin to the formation of the "Nederlandsche Handel-Maatschappij, N.V." in 1825 pursuant to a Dutch Royal Decree of 1824. The Bank is registered in the Commercial Register of Amsterdam under number 33002587. The registered office of ABN AMRO Bank N.V. is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.

         The ABN AMRO group ("ABN AMRO"), which consists of Holding and its subsidiaries, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in more than 70 countries and territories. ABN AMRO is the largest banking group based in The Netherlands with total consolidated assets of EUR 543.2 billion at 31 December 2000. ABN AMRO has a substantial presence in the United States, where it is one of the largest foreign banking groups based on total assets held in the country. And it also has a substantial presence in Brazil where it acquired Banco Real, the fourth largest privately held bank in the country in November 1998. During 1999, ABN AMRO also established a presence in Italy.

         Questions regarding the Guarantee or the Bank's obligations thereunder should be directed to: ABN AMRO Bank N.V., ABN AMRO House International, Financial Service Centre, Dublin 1, Republic of Ireland,
(tel: 011-353-1-609-3800), attention: Francis O'Higgins or Al Conlan or
John O'Connell.


                            LASALLE FUNDING LLC

         LaSalle Funding was established to provide financing to LaSalle Bank and its affiliates. LaSalle Funding may raise funds through the offering of debt securities in the United States, Europe, and other overseas markets and will lend the net proceeds to LaSalle Bank or one or more of its affiliates. LaSalle Funding does not and will not engage in any separate business activities. All of the debt securities offered by LaSalle Funding will be unconditionally guaranteed by the Bank.

         LaSalle Funding was formed in Delaware in October 2001, and is an indirect wholly owned subsidiary of the Bank. LaSalle Funding's principal executive offices are located at 135 South LaSalle Street, Chicago, IL 60674, (312) 372-8400


               DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

         The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

         The debt securities will be issued under an Indenture, dated as of _______, 2001 (the "Indenture"), between the Bank, LaSalle Funding and BNY Midwest Trust Company ("BNY"), as Trustee. The Indenture, the debt securities and the guarantee are governed by New York law A copy of the Indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement.

         We have summarized below the material provisions of the Indenture, the debt securities and the guarantees, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities and the guarantees. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

         The debt securities will be direct, unsecured general obligations of LaSalle Funding and will have the benefit of the guarantees described below. The debt securities will have the same rank in liquidation as all other unsecured and unsubordinated debt of LaSalle Funding.

Payments

         The Indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series. The Indenture does not limit the amount of other indebtedness or securities which may be issued by LaSalle Funding. The provisions of the Indenture allow LaSalle Funding to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series.

         The debt securities may be denominated and payable in U.S. dollars or foreign currencies. LaSalle Funding may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

         Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

         The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

o   the specific designation;

o   the aggregate principal amount, purchase price and denomination;

o the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

o   the date of maturity;

o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

o   the interest payment dates, if any;

o the place or places for payment of the principal of and any premium and/or interest on or additional amounts with respect to the debt securities;

o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

o whether and on what terms we will have the option to redeem the debt securities in lieu of paying additional amounts in respect of certain Dutch taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities (and the terms of such option);

o whether the debt securities will be issued in registered form or bearer form or both and, if the debt securities are being offered in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

o whether the debt securities will be issued in definitive form and under what terms and conditions;

o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents, calculation agents or registrars;

o any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

    o whether and under what circumstances LaSalle Funding or we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether LaSalle Funding or we will have the option to redeem those debt securities rather than pay the additional amounts;

    o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

    o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities, which we refer to as OID Securities. OID Securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of OID Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to OID Securities.

Registration and Transfer of Debt Securities

         Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. LaSalle Funding will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

         Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities--Global Securities."

Guarantees

         The Bank will unconditionally guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by LaSalle Funding when and as it becomes due and payable, whether at maturity or otherwise. The Bank's guarantees will rank equally with all other unsecured and unsubordinated indebtedness of the Bank. The guarantees provide that in the event of a default in payment of principal or any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against the Bank to enforce the guarantees without first proceeding against LaSalle Funding. The Indenture provides that the Bank may under certain circumstances assume all rights and obligations of LaSalle Funding under the Indenture with respect to a series of debt securities issued by LaSalle Funding.

         If called on as the guarantor, the Bank will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

o the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any political subdivision or taxing authority thereof or therein or

o an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including a holding by a court of competent jurisdiction or by a taxing authority in The Netherlands or any political subdivision thereof).

         If a withholding or deduction is required, the Bank will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the Indenture to be then due and payable.

         The Bank will not be required to pay any additional amounts for or on account of:

o any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

         o was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, The Netherlands or any political subdivision thereof or otherwise had some connection with The Netherlands other than by reason of the mere ownership of, or receipt of payment under, such debt security,

         o presented such debt security for payment in The Netherlands or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or

o presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

o any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

o any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of The Netherlands or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

o        any combination of the foregoing.

         In addition, the Bank will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

Forms of Securities

         Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligations runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligations runs to the bearer of the security. Definitive securities name the investor or its nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or additional amounts or other interim payments, the investor or its nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as explained more fully below.

         Global Securities

         Registered Global Securities. LaSalle Funding may issue registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

         If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. LaSalle Funding anticipates that the following provisions will apply to all depositary arrangements.

         Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair an investor's ability to own, transfer or pledge beneficial interests in registered global securities.

         So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. LaSalle Funding understands that under existing industry practices, if LaSalle Funding requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

         Principal, premium, if any, and interest payments on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of LaSalle Funding, the Bank, the trustee or any other agent of LaSalle Funding, the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         LaSalle Funding expects that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, additional amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. LaSalle Funding also expects that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, LaSalle Funding will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, LaSalle Funding may at any time and in its sole discretion decide not to have any of the securities represented by one or more registered global securities. If LaSalle Funding makes that decision, LaSalle Funding will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

         Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank N.V./S.A., as operator of the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

         Limitations on Issuance of Bearer Securities

         In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which is referred to in this prospectus as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities.

         Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest or additional amounts will be paid thereon, unless LaSalle Funding and the Bank have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

o         is owned by a person that is not a United States person;

o as owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that LaSalle Funding and the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     LaSalle Funding and the Bank will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

         As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

Covenant Restricting Mergers and Other Significant Corporate Actions

         The Indenture provides that the Bank will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

o        the Bank will be the continuing legal entity; or

o the successor legal entity or person that acquires all or substantially all of the Bank's assets will expressly assume all of the Bank's obligations under the Indenture and the debt securities issued under the Indenture; and

o immediately after the merger, consolidation, sale, lease or conveyance, the Bank, that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to the Bank.

Absence of Protections Against All Potential Actions of the Bank

         There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of the Bank's assets. However, the Bank may provide specific protections, such as a put right or increased interest, for particular debt securities, which would be described in the applicable prospectus supplement.

Events of Default

         The Indenture provides holders of debt securities with remedies if LaSalle Funding or the Bank fails to perform specific obligations, such as making payments on the debt securities, or if LaSalle Funding or the Bank becomes bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

         An event of default is defined under the Indenture, with respect to any series of debt securities issued under the Indenture, as any one or more of the following events having occurred and be continuing:

o default is made for more than 30 days in the payment of interest, additional amounts, premium or principal in respect of the securities; or

o LaSalle Funding or the Bank fails to perform or observe any of the other obligations under the securities and such failure has continued unremedied for a period of 60 days after notice thereof; or

o certain events of bankruptcy, insolvency or reorganization with respect to LaSalle Funding; or

o the Bank is declared bankrupt, or a declaration in respect of the Bank is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of the Netherlands; or

o an order is made or an effective resolution is passed for the winding up or liquidation of the Bank unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above; or

o any other event of default provided with respect to debt securities of that series.

     Acceleration of Debt Securities Upon an Event of Default. The Indenture provides that:

o if an event of default due to the default in payment of principal of, or any premium or interest on, or additional amounts with respect to, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing, may declare the principal of all debt securities of each affected series and interest (including additional amounts) accrued thereon to be due and payable immediately; and

o if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of LaSalle Funding or the Bank, occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing may declare the principal of all those debt securities and interest (including additional amounts) accrued thereon to be due and payable immediately.

     Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

     Indemnification of Trustee for Actions Taken on the Investors Behalf. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

     Limitation on Actions by Investors as an Individual Holder. The Indenture provides that no individual holder of debt securities may institute any action against us under that Indenture, except actions for payment of overdue principal and interest (including additional amounts), unless the following actions have occurred:

o the holder must have previously given written notice to the trustee of the continuing default;

o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

         The Indenture contains a covenant that we will file annually with the trustee a certificate as to whether any default exists under the Indenture.

Discharge, Defeasance and Covenant Defeasance

         LaSalle Funding and the Bank have the ability to eliminate most or all of their obligations on any series of debt securities prior to maturity under the following circumstances:

         Discharge of Indenture. LaSalle Funding or the Bank may discharge all of their obligations under the Indenture, other than as to transfers and exchanges, after either has:

o paid or caused to be paid the principal of, interest on and additional amounts with respect to all of the outstanding debt securities in accordance with their terms;

o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. LaSalle Funding or the Bank may also discharge all of their obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as defeasance.

     In addition, LaSalle Funding and the Bank may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenant described under "Covenant Restricting Mergers and Other Significant Corporate Actions," and elect not to comply with that covenant without creating an event of default.
Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

o LaSalle Funding or the Bank irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, additional amounts with respect to, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

o LaSalle Funding or the Bank delivers to the relevant trustee an opinion of counsel to the effect that:

o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

         Modification without Consent of Holders. LaSalle Funding, the Bank and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

o        secure any debt securities;

o        evidence the assumption by a successor corporation of our obligations;

o        add covenants for the protection of the holders of debt securities;

o        cure any ambiguity or correct any inconsistency;

o        establish the forms or terms of debt securities of any series; or

o        evidence the acceptance of appointment by a successor trustee.

     Modification with Consent of Holders. LaSalle Funding, the Bank and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, LaSalle Funding, the Bank and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder:

o        extend the final maturity of the principal;

o        reduce the principal amount;

o reduce the rate or extend the time of payment of interest or additional amounts;

o        reduce any amount payable on redemption;

o change the currency in which the principal, including any amount of original issue discount, premium, interest or additional amounts thereon is payable;

o modify or amend the provisions for conversion of any currency into another currency;

o reduce the amount of any OID Security payable upon acceleration or provable in bankruptcy;

o impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

o reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

     In addition, LaSalle Funding, the Bank and the trustee may not, without the consent of the holder of each outstanding debt security affected, modify or amend the terms and conditions of, or the Bank's obligations under, the guarantees in any manner adverse to the holders of any debt security.

Relationships with the Trustee

         The Bank and its subsidiaries maintain ordinary banking relationships and custodial facilities with BNY Midwest Trust Company and its affiliates.

                            PLAN OF DISTRIBUTION

         LaSalle Funding may sell the debt securities being offered by this prospectus in three ways: (1) through agents, (2) through underwriters and
(3) through dealers. Any of these agents, underwriters or dealers in the United States or outside the United States will include ABN AMRO Financial Services, Inc. and may include other affiliates of the Bank.

         LaSalle Funding may designate agents from time to time to solicit offers to purchase these securities. LaSalle Funding will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions it will pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

         If LaSalle Funding uses any underwriters to offer and sell these securities, LaSalle Funding and the Bank may enter into an underwriting agreement with those underwriters, and LaSalle Funding will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement or a pricing supplement thereto.

         If LaSalle Funding uses a dealer to offer and sell these securities, LaSalle Funding will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

         LaSalle Funding's net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

         In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over allotment option. The underwriters can close out a covered short sale by exercising the over allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over allotment option. The underwriters may also sell these securities or any other securities in excess of the over allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

         Agents, underwriters and dealers may be entitled under agreements with us to indemnification by LaSalle Funding and the Bank against some civil liabilities, including liabilities under the Securities Act and to reimbursement by LaSalle Funding and the Bank for certain expenses. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for the Bank and its affiliates in the ordinary course of business.

         If so indicated in the prospectus supplement, LaSalle Funding will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from LaSalle Funding at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

         Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

         ABN AMRO Financial Services, Inc. is an indirect wholly-owned subsidiary of the Bank. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, ABN AMRO Financial Services, Inc. and other affiliates of the Bank may offer and sell these securities in the course of their business as broker-dealers. ABN AMRO Financial Services, Inc. and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. ABN AMRO Financial Services, Inc. and other affiliates may use this prospectus in connection with these transactions. Neither ABN AMRO Financial Services, Inc. or any of its affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

                               LEGAL MATTERS

         The validity of the debt securities will be passed upon for LaSalle Funding by Mayer, Brown & Platt, Chicago, Illinois. The validity of the guarantees and certain matters of Dutch law will be passed upon for the Bank by Clifford Chance Limited Liability Partnership. Gibson, Dunn & Crutcher, LLP, New York, New York, will pass upon certain legal matters for any agents, underwriters or dealers.

                                  EXPERTS

         The consolidated financial statements of ABN AMRO Holding N.V. appearing in the Bank's Annual Report (Form 20-F) for the year ended December 31, 2000, have been audited by Ernst & Young Accountants, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

         The Bank and some of its affiliates, including ABN AMRO Financial Services, Inc., may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans.

Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which ABN AMRO Financial Services, Inc. or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. Any insurance company or pension or employee benefit plan, or any person investing the assets of a pension or employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the registrant. Other than the registration fee, all of these expenses are estimated.

Registration fee.....................................................  $597,500
Blue Sky fees and expenses...........................................     5,000
Printing and engraving expenses......................................    50,000
Legal fees and expenses..............................................   140,000
Accounting fees and expenses.........................................    70,000
Trustee's fees and expenses (including counsel fees).................    85,000
Miscellaneous........................................................    52,500
                                                                     ----------
         Total.......................................................$1,000,000

Item 15. Indemnification of Directors and Officers

         The Articles of Association of the Bank do not contain any provisions under which any member of the Supervisory Board or the Managing Board or any officer is indemnified in any manner against any liability which he or she may incur in his or her capacity as such. However, certain officers and members of the Supervisory Board and the Managing Board of ABN AMRO Bank N.V. are, to a limited extent, insured under directors and officers insurance policies..

Item 16. Exhibits

     See Exhibit Index.

Item 17. Undertakings

         (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (3)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-affective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of this 30th day of November, 2001.

                                       ABN AMRO BANK N.V.


                                       By:  ROLF SMIT
                                           ---------------------------
                                            Name:  Rolf Smit
                                            Title: Executive Vice President

                                       By:  J.C. Pranger
                                            -----------------------------
                                            Name: J.C. Pranger
                                            Title:  Senior Vice President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 30th day of November, 2001.

Signature                            Title

            *                        Chairman of the Managing Board (Principal
-----------------------------        Executive Officer)
R. W. J. Groenink

            *                         Member of the Managing Board
-----------------------------
R. W. F. van Tets

            *                         Member of the Managing Board
-----------------------------
J. M. de Jong

                                      Member of the Managing Board
-----------------------------
W. G. Jiskoot

                                      Member of the Managing Board
-----------------------------
R. G. C. van den Brink

             *                        Group Controller (Principal Financial and
-----------------------------         Accounting Officer) and Member of the
T. de Swaan                           Managing Board

             *                        Member of the Managing Board
------------------------------
J. Ch. L. Kuiper

                                      Member of the Managing Board
------------------------------
C. H. A. Collee

                                      Member of the Managing Board
------------------------------
S. A. Lires Rial

              *                       Member of the Managing Board
------------------------------
H. Y. Scott-Barrett


*By: ROLF SMIT________
        Rolf Smit
        Attorney-in-fact


                         AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ABN AMRO BANK N.V. in the United States.

Dated: November 30, 2001
                                              WILLIE J. MILLER, JR.
                                              ---------------------------------
                                              Willie J. Miller, Jr.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, LaSalle Funding LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 30th day of November, 2001.

                                            LASALLE FUNDING LLC

                                            BY: ABN AMRO North America, Inc.,
                                                   as Managing Member


                                            By: /s/ MARTY PENSTEIN
                                                ---------------------------
                                                Name: Marty Penstein
                                                Title: Executive Vice President


                                            By: /s/ JOHN MURPHY
                                                ---------------------------
                                                Name: John Murphy
                                                Title: First Vice President

                               EXHIBIT INDEX

Exhibit                    Description

1.1      Form of Underwriting Agreement.*
1.2      Form of Selling Agency Agreement.*
4.1 Form of Indenture between LaSalle Funding LLC, ABN AMRO Bank N.V. and BNY Midwest Trust Company
4.2      Form of Note*
5.1      Opinion of Mayer, Brown & Platt
5.2      Opinion of Clifford Chance Limited Liability Partnership
12.1     Computation of Consolidated Ratio of Earnings to Fixed Charges.
23.1     Consent of Mayer, Brown & Platt (included in Exhibit 5.1).
23.2     Consent of Clifford Chance Limited Liability Partnership
23.3     Consent of Ernst & Young Accountants.
24.1     Powers of Attorney
25.1 Statement of Eligibility of BNY Midwest Trust Company, Trustee under the Indenture.

-------------------
* To be filed by amendment or as an Exhibit to a Form 6-K which will be incorporated by reference into this Registration Statement..